UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2022

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2022, Napo Pharmaceuticals, Inc. (“Napo Pharma”), the wholly-owned subsidiary of Jaguar Health, Inc. (“Jaguar”), entered into an amended and restated license agreement (the “Amended License Agreement”) with Napo Therapeutics S.p.A. (f/k/a Napo EU S.p.A.), an Italy law joint stock company and majority-owned subsidiary of Napo Pharma (“Napo Thera”), which agreement amended and restated in its entirety the License Agreement, dated August 18, 2021, by and between Napo Pharma and Napo Thera, as amended (the “Original License Agreement”). A copy of the Original License Agreement is attached as Ex. 10.1 to Jaguar’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2021.

Pursuant to the Original License Agreement, Napo Pharma granted Napo Thera (i) an exclusive license to develop, commercialize and manufacture pharmaceutical products utilizing crofelemer or lechlemer as its active drug substance (collectively, “Products”) in Europe for short bowel syndrome with intestinal failure, HIV-related diarrhea, and symptomatic relief and treatment in patients with congenital diarrheal disorders and (ii) options to licenses to develop, commercialize and manufacture Products in Europe for additional indications. The Original License Agreement provided that Napo Pharma would have sole control over all manufacturing activities for CMC, clinical and commercial supply of Products in Europe for all licensed indications; provided, however, that Napo Thera would be entitled to utilize its license to manufacture such Products only to the extent that Napo Pharma was unable to supply. The Amended License Agreement modifies, among other things, Napo Thera’s rights to manufacture finished Products for certain licensed indications. Pursuant to the Amended License Agreement, Napo Thera will now be able to use a mutually acceptable, third party contract manufacturer to manufacture (i) commercial supply of finished Products for certain licensed indications involving intestinal failure (e.g., short bowel syndrome with intestinal failure and symptomatic relief and treatment in patients with congenital diarrheal disorders) (collectively, “IFD Indications”) at any time following receipt of regulatory approval such Product and (ii) commercial scale batches of Products as required in order to validate a process to obtain regulatory approval in Europe. Napo Thera will, consistent with the terms Original License Agreement, still be entitled to utilize its license to manufacture Products for licensed indications other than IFD Indications, but only to the extent that Napo Pharma is unable to supply Product.

The foregoing summary of the Amended License Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Amended License Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
10.1#	Amended and Restated License Agreement, dated July 19, 2022, by and between Napo Pharmaceuticals, Inc. and Napo Therapeutics S.p.A.
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

# Portions of this exhibit have been omitted pursuant to Item 601 of Regulation S-K promulgated under the Securities Act because the information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	President and Chief Executive Officer

Date: July 20, 2022